Exhibit 10.4

AMENDMENT NO. 1 TO THE

BLACKLINE, INC. 2014 EQUITY INCENTIVE PLAN

This Amendment No. 1 (“Amendment”) to the BlackLine, Inc. 2014 Equity Incentive Plan (f/k/a the SLS Breeze Holdings, Inc. 2014 Equity Incentive Plan) (the “Plan”) is made by BlackLine, Inc. (“BlackLine”) on July 8, 2015 (the “Amendment Effective Date”).

WHEREAS, the BlackLine Board of Directors and Shareholders adopted the Plan on March 3, 2014;

WHEREAS, the BlackLine Board of Directors and a majority of its Shareholders approved an amendment to the Plan on February 25, 2015 authorizing an increased number of shares of Common Stock that may be issued as Stock Awards; and

WHEREAS, BlackLine desires to amend the Plan in a manner consistent with the foregoing amendments.

NOW, THEREFORE, the Plan is modified as follows.

1. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Plan.

2. Section 3(a) of the Plan, shall be replaced in its entire with the following:

“Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards beginning on the Effective Date shall not exceed 30,000,000 shares (the “Share Reserve”). Furthermore, if a Stock Award (i) expires or otherwise terminates without having been executed in full or (ii) is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be issued pursuant to the Plan. For clarity, the limitation set forth in this Section 3(a) is a limitation in the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a).”

3. Except as expressly provided in this Amendment, all of the terms and provisions of the Plan are and will remain in full force and effect and are hereby ratified and confirmed.

IN WITNESS WHEREOF, BlackLine has caused the officer set forth below to execute this Amendment as of the Amendment Effective Date.

BLACKLINE, INC.

By:	/s/ Therese Tucker

Name:	Therese Tucker

Title:	Chief Executive Officer

Date:	July 8, 2015